UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                            June 1, 2005
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
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    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
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              (Registrant's telephone number, including area code)


                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On June 1, 2005, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Announces Stan Sword as Chief People Officer." The release contained the following information.


CONTACT:
Laurie Ellison, executive director of communications
913.967.2718; laurie.ellison@applebees.com

                       Applebee's International Announces
                       Stan Sword as Chief People Officer

OVERLAND PARK,  Kan., June 1, 2005 -- Applebee's  International,  Inc.  (Nasdaq:
APPB) today announced that Stan Sword will be joining the company as Chief People Officer (CPO).

     Effective August 8, Sword will lead the human resources function of the largest casual dining concept in the world. Applebee's, which currently has more than 1,700 restaurants globally, has announced plans to grow to at least 3,000 restaurants in the United States alone. In his new role, Sword will lead the company's effort to attract, motivate, reward and retain the best associates - from servers to senior executives - in the restaurant industry.

     Sword previously worked for Cerner Corporation (Nasdaq: CERN), the world's leading supplier of healthcare information technology. He started with Cerner Corporation as chief people officer in 1998, and five years later was promoted to president of the Great Lakes region. While serving as CPO, Sword helped reduce the company's turnover by nearly 60 percent, sustained overall associate satisfaction at more than 85 percent, and twice helped land Cerner's on Fortune Magazine's "Top 100 Best Companies to Work For List." Cerner also was selected twice as one of Computer World's "Top 100 Best Companies to Work for."

     "At the center of our strategic plan is `noticeably better people,'" said Lloyd Hill, chairman and chief executive officer of Applebee's International, Inc. "That's why the chief people officer position is at the same level as the chief financial officer, the chief marketing officer and the chief operating officer. It speaks to the fact that, at Applebee's, we are not in the food business serving people; we are in the people business serving food."

     In addition to his experience in human resources, Sword also brings with him a wealth of experience in business and finance. A graduate of the University of Illinois with a degree in finance, Sword worked for Arthur Andersen as a consultant, and later worked for AT&T as a director, then vice president, and finally as a partner for AT&T Solutions.

     Active in his community, Sword is chairman of the Clay County Economic Development Council, a member of the Dean's Business Council of the University of Illinois, and a supporter of various philanthropic organizations in Kansas City.

     Sword and his wife, Tracy, live in Overland Park, with their four children.

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


     Sword will replace Lou Kaucic, who is retiring after eight years with Applebee's International.

     "Lou has been instrumental in developing the culture and HR policies that have made Applebee's a recognized industry leader," Hill said.

     Earlier this year, Applebee's was named Chain Leader magazine's "Best Place to Work" in recognition of its outstanding associate retention. The company also has received People Report's Catalyst Award for Best HR Practices, and the "Heart of the Workplace" award for its community service. In 2004, Human Resource Executive magazine named Kaucic as one of its four finalists for HR Executive of the Year.

     "Lou's legacy is the rock-solid foundation he's created for our culture and our people," Hill said. "I am excited about the special skills and new perspective that Stan brings to help us build on that foundation and move us a step closer to our goal of becoming the `World's Favorite Neighbor.'"

                                      # # #


Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are more than 1,700 Applebee's restaurants operating system-wide in 49 states and 12 international countries. Additional information on Applebee's International can be found at the company's website, www.applebees.com.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 1, 2005

                                   APPLEBEE'S INTERNATIONAL, INC.


                               By:   /s/ Steven K. Lumpkin
                                   -------------------------------
                                   Steven K. Lumpkin
                                   Executive Vice President and
                                   Chief Financial Officer


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